Exhibit 10.1

Execution Version

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of June [•], 2026, is entered into by and among GlaxoSmithKline LLC, a Delaware limited liability company (“Parent”), Harmony Row Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and one or more stockholders of Nuvalent, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each, a “Stockholder” and, if applicable, collectively, the “Stockholders”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares and Company Stock Options, Company RSUs and Company PSUs, if any, in each case set forth opposite such Stockholder’s name on Schedule A (all such Shares, Company Stock Options, Company RSUs and Company PSUs set forth on Schedule A next to the Stockholder’s name, together with any Shares that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by any Stockholder prior to the valid termination of this Agreement in accordance with Section 5.2, including for the avoidance of doubt any Shares acquired by such Stockholder upon the exercise of Company Stock Options, vesting of Company RSUs or settlement of Company PSUs after the date hereof, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Purchaser, the Company and, solely for purposes of Section 9.14 thereof, GSK plc (“Ultimate Parent”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Purchaser to commence an offer to purchase (the consummation of which is subject to the Offer Conditions) all of the outstanding Shares, and, following completion of the Offer, for the Merger of Purchaser with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to the Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

Section 1.1 Agreement to Tender. Subject to the terms of this Agreement, each Stockholder hereby agrees to validly and irrevocably tender (except in the case of termination of this Agreement or as otherwise provided by Law) or cause to be validly and irrevocably tendered (except in the case of termination of this Agreement or as otherwise provided by Law) in the Offer all of such Stockholder’s Subject Shares (other than Company Stock Options that are not exercised, Company RSUs that are not vested, and Company PSUs that are not settled during the term of this Agreement) pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances, except for Permitted Encumbrances (in each case, as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than eight (8) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any Subject Shares acquired by such Stockholder subsequent to such eighth (8th) Business Day, as promptly as practicable after the acquisition of such Shares), as the case may be (but, if such Subject Shares are acquired prior to the expiration of the Offer, in no event later than the expiration of the Offer), each Stockholder shall deliver or cause to be delivered pursuant to the terms of the Offer (a) in the case of Subject Shares represented by a certificate or held in direct registry form through the Company’s transfer agent, a letter of transmittal with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer, together with the certificate(s) (or affidavits of loss in lieu thereof) representing all such Subject Shares that are certificated or (b) in the case of Shares held in book-entry form, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered, including a reference to this

Agreement, and requesting delivery of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) with respect to such Subject Shares, and (c) all other documents or instruments required to be delivered by the Stockholder pursuant to the terms of the Offer in order to effect the valid tender of such Stockholder’s Subject Shares in accordance with the Merger Agreement (it being understood that this sentence shall not apply to Company Stock Options that are not exercised, Company RSUs that are not vested or Company PSUs that are not settled during the term of this Agreement). Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered in accordance with the Offer, such Stockholder will not withdraw and will cause not to be withdrawn such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. For clarity, no Stockholder shall be required, for purposes of this Agreement, to exercise any unexercised Company Stock Options held by such Stockholder. If the Offer is terminated or withdrawn by Purchaser, or the Merger Agreement is validly terminated prior to the Acceptance Time, Purchaser shall, and Parent shall cause Purchaser to, promptly return or cause to be returned all tendered Subject Shares to the applicable Stockholder no later than five (5) Business Days after the applicable termination or withdrawal.

Section 1.2 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the Agreement Period (as defined below), at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent (if permitted at such time) of the stockholders of the Company, in which the vote, consent or other approval of the stockholders of the Company is sought with respect to the Offer, the Merger, the Merger Agreement or any Acquisition Proposal, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; provided that this Section 1.2(a) shall not require any Stockholder to be present or vote any of its Subject Shares with respect to any amendment, modification or waiver of any provision of the Merger Agreement, or any amendment, modification or supplement to the Offer, that (x) terminates the Offer, or (y) would constitute or result in any of the matters set forth in clauses (A) through (G) of the last sentence of Section 1.1(a)(i) of the Merger Agreement (any of the foregoing, or the Company’s consent to any of the foregoing, an “Adverse Offer Modifications”); and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent (if permitted at such time) with respect to, all of its Subject Shares (i) against any Acquisition Proposal (other than the Merger), (ii) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (iii) against any other proposed action, agreement or transaction involving the Company that would reasonably be expected to, prevent, materially impair or delay the consummation of the Offer, the Merger or the other Contemplated Transactions, or result in any of the Offer Conditions or conditions to the consummation of the Merger under the Merger Agreement not being fulfilled. Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent and Purchaser as to such Stockholder on a several basis, that:

Section 2.1 Authorization; Binding Agreement. To the extent such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder. Such Stockholder has full power and authority to execute, deliver and comply with its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (ii) generally and by general principals of equity and subject to any conflict with the federal securities laws. No other action of such Stockholder is necessary to authorize this Agreement.

Section 2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, order, authorization, action or permit of, or filing with or notification to, any Person on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any lien, pledge, charge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, right of first negotiation, preemptive right, community property interest or similar restriction of any nature (each, an “Encumbrance”) on any Subject Shares of such Stockholder (other than one created by Parent or Purchaser), or (e) violate any applicable Law or judgment applicable to such Stockholder or by which any of its Subject Shares are bound (except as may be required by applicable federal or state securities laws), except as would not, in the case of each of clauses (a) through (e), reasonably be expected to prevent or materially delay or materially impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact such Stockholder’s ability to comply with such Stockholder’s obligations hereunder. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.3 Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 hereof or accepted for payment pursuant to the Offer) at all times during the Agreement Period (as defined below) will remain, the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act), as is the case on the date hereof, of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrances, except for (a) any such Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law (collectively, “Permitted Encumbrances”). The number of Subject Shares listed on Schedule A opposite such Stockholder’s name are the only equity interests or other securities in the Company beneficially owned or owned of record by such Stockholder as of the date hereof. Other than the Subject Shares, such Stockholder does not own any Shares, Company Stock Options, Company RSUs, Company PSUs or any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any Shares.

Section 2.4 Voting Power. Except with respect to Company Stock Options, Company RSUs and Company PSUs (but including any Shares issued upon exercise of Company Stock Options, upon the vesting of Company RSUs or upon the settlement of Company PSUs), such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided pursuant to this Agreement.

Section 2.5 Reliance. Such Stockholder has been represented by or had the opportunity to be represented by independent counsel of his, her or its own choosing and has had the right and opportunity to consult with his, her or its attorney, and to the extent, if any, that such Stockholder desired, such Stockholder availed himself, herself or itself of such right and opportunity. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of and compliance with this Agreement.

Section 2.6 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any Shares, Company Stock Options, Company RSUs or Company PSUs beneficially owned by such Stockholder) that could reasonably be expected to prevent or materially delay or materially impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to comply with such Stockholder’s obligations hereunder.

Section 2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

Section 2.8 Other Agreements. Except for this Agreement, such Stockholder has not (a) taken any action that would or would reasonably be expected to (i) make any representation or warranty of such Stockholder set forth in this Agreement untrue, (ii) violate or conflict with such Stockholder’s covenants and obligations under this Agreement or (iii) have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement or (b) granted any proxies or powers of attorney, or any other authorization or consent with respect to any of the Subject Shares with respect to the matters set forth in Article I.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to the Stockholders that:

Section 3.1 Organization and Qualification. Each of Parent and Purchaser is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

Section 3.2 Authority for this Agreement. Each of Parent and Purchaser has all requisite entity power and authority to execute, deliver and comply with its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser have been duly and validly authorized by all necessary entity action on the part of each of Parent and Purchaser, and no other entity proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principals of equity.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

Section 4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, during the Agreement Period, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of such Stockholder’s Subject Shares, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, or (f) take or permit any other action that would in any way prevent, materially delay or materially impair the compliance with such Stockholder’s obligations hereunder or the transactions contemplated hereby, otherwise make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect, or have the effect of preventing or disabling such Stockholder from complying with any of its obligations under this Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Each Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. Notwithstanding the foregoing, (x) any Stockholder that is an individual may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (iii) by will or under the laws of intestacy upon the death of such Stockholder, (iv) pursuant to, and in compliance with, a written plan in effect as of May 12, 2026 and provided to Parent prior to execution of this Agreement that meets the requirements of Rule 10b5-1 under the Exchange Act (and only with respect to those Shares subject to such written plan as of such date), or (v) to a partnership, limited liability company or other type of entity of which the Stockholder or its immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests and (y) any Stockholder may Transfer Subject Shares to any Affiliate of such Stockholder; provided that in any such case (other than a Transfer pursuant to clause (x)(iv) above), such Transfer shall be permitted only if all of the representations and warranties in this Agreement with respect to such Stockholder would be true and correct at the time of such Transfer and the transferee shall have executed and delivered to Parent and Purchaser a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.2. Each Stockholder agrees that it shall not, and shall cause each of its affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Notwithstanding the foregoing, such Stockholder may make Transfers of its Subject Shares as Parent may agree in writing in its sole discretion. Each Stockholder shall notify Parent as promptly as practicable in writing of the number of any additional Shares, Company Stock Options, Company RSUs or Company PSUs of which such Stockholder acquires record or beneficial ownership on or after the date hereof.

Section 4.2 No Exercise of Appraisal Rights. Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of such Stockholder’s Subject Shares that may arise in connection with the Merger.

Section 4.3 Documentation and Information. Such Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, reasonable notice of any such disclosure will be provided to Parent and Parent shall have a reasonable opportunity to review and comment on such communication). Such Stockholder consents to and hereby authorizes the Company, Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC, including Schedule 14D-9, and any press release or other disclosure document that Parent, the Company or Purchaser reasonably determines to be necessary in connection with the Offer, the Merger and any of the other Contemplated Transactions, in each case regarding such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, the nature of such Stockholder’s commitments and obligations under this Agreement and any other information that Parent or the Company reasonably determines is required to be disclosed by Law, and such Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. Such Stockholder agrees to promptly give Parent reasonable information it may reasonably request for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent it becomes aware that any such information shall have become false or misleading in any material respect.

Section 4.4 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

Section 4.5 Waiver with Respect to Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Ultimate Parent, Parent, Purchaser, the Company’s Subsidiary or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other Contemplated Transactions, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the acceptance of the Offer or the Merger) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

Section 4.6 Waiver with Respect to Certain Actions. Each Stockholder shall not, and shall direct its Representatives not to, directly or indirectly: (a) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or that would reasonably be expected to lead to, any Acquisition Proposal, or (c) provide any nonpublic information or data to any Person (other than the Company, Parent and Purchaser and their respective Representatives) in connection with the foregoing, in each case except to the same extent that the Company is permitted to engage in, or take, any of the foregoing activities pursuant to Section 6.3 of the Merger Agreement. If such Stockholder receives an Acquisition Proposal that is not also addressed to the Company or one of its other Representatives (or if the Company or one of its other Representatives is not copied on any such Acquisition Proposal), then such Stockholder shall provide such Acquisition Proposal (if in written form (including, for the sake of clarity, in any e-mails or other electronic communications) or all material details of such Acquisition Proposal, if not in written form) to the Company promptly after receipt thereof and direct the Person submitting any such Acquisition Proposal to such Stockholder to comply with the requirements of Section 6.3 of the Merger Agreement in respect thereof.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two (2) Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) when delivered by e-mail, which e-mail must state that it is being delivered pursuant to this Section 5.1 and which notice will not be effective unless either (A) a duplicate copy of such email notice is sent on the same day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (B) the receiving party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies); provided that the notice or other communication is sent to the address or e-mail address set forth (i) if to Parent or Purchaser, to the address or e-mail address set forth in Section 9.2 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

Section 5.2 Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholders, (d) any Adverse Offer Modification with respect to which the Stockholder did not provide its prior written consent, or (e) the delivery of written notice by such Stockholder to Parent and Purchaser at any time following the Outside Date (the period from the date hereof through such time being referred to as the “Agreement Period”). Upon the valid termination of this Agreement in accordance with this Section 5.2, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof, (y) the provisions of this Article V shall survive any valid termination of this Agreement in accordance with this Section 5.2 and (z) Parent shall cause Purchaser to promptly return or caused to be returned to the Stockholder any Stockholder Subject Shares tendered by such Stockholder no later than five (5) Business Days after such termination.

Section 5.3 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party and any such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by any applicable Law.

Section 5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

Section 5.5 Entire Agreement; Counterparts. This Agreement, together with Schedule A, the Merger Agreement and the other documents and certificates delivered pursuant hereto, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed and delivered (including by email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 5.6 Assignment. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of the other parties; provided, that Parent or Purchaser may assign any of their respective rights and obligations to one or more Affiliates at any time, but no such assignment shall relieve Parent or Purchaser of its obligations hereunder.

Section 5.7 Jurisdiction; Waiver of Jury Trial; Service of Process.

(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the Contemplated Transactions, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the Contemplated Transactions in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided, that, each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 5.7 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.1 of this Agreement. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

(d) The parties hereto acknowledge and agree that, in the event of any breach of or failure to perform any provision of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to an injunction or injunctions, specific performance or other equitable relief to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without proof of damages or otherwise and without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement. Notwithstanding the parties’ rights to specific performance pursuant to this Section 5.7(d), each party may pursue any other remedy available to it at law or in equity, including monetary damages.

Section 5.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.10 Interpretation. When reference is made in this Agreement to a Section, Article or Schedule, such reference will be to a Section, Article or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, and all rules and regulations promulgated thereunder, unless otherwise specified therein. References to “days” shall mean “calendar days” unless expressly stated otherwise. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such.

Section 5.11 Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, any additional documents and take such further actions as may be necessary, proper or advisable to comply with its obligations under this Agreement.

Section 5.12 Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company. Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement; provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the

Merger Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement or document executed or delivered in connection with the transactions contemplated hereby, nothing in this Agreement or any such other agreement or document shall: (a) release, waive, discharge, compromise, settle or affect any rights or claims that Stockholder or its Affiliates may have for (i) indemnification, advancement of expenses, contribution or reimbursement under any applicable Law, the certificate of incorporation, bylaws or other organizational documents of any person or party, any agreement or arrangement providing for such indemnification, advancement, contribution or reimbursement, or any insurance policy covering Stockholder or any of its Affiliates, (ii) any breach of or default under this Agreement, the Merger Agreement or any other agreement or document executed or delivered by Parent or Purchaser, (iii) any rights under this Agreement or the Merger Agreement, or (iv) any rights or claims that are expressly reserved, acknowledged or granted by this Agreement or any other agreement or document executed or delivered in connection with the transactions contemplated hereby; or (b) limit, impair or affect any rights or claims that Stockholder and/or its Affiliates may have against any other person or party arising out of or relating to any matter, event, circumstance, action, omission, transaction or occurrence that is outside the transactions contemplated hereby or the subject matter of this Agreement or any other agreement or document executed or delivered in connection therewith.

Section 5.13 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the valid termination of this Agreement in accordance with Section 5.2.

Section 5.14 No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

Section 5.15 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and neither Parent nor Purchaser shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company as a result of this Agreement or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

Section 5.16 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Further, Parent and Purchaser agree that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

Section 5.17 Exclusion for Certain Company Stock Option Exercises. Notwithstanding anything to the contrary herein, Subject Shares surrendered to the Company in respect of payment of the exercise price upon exercise of Company Stock Options or for the withholding due upon such exercise shall not be Subject Shares subject to this Agreement, and this Agreement does not impose any restriction on such Transfer.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

GlaxoSmithKline LLC

By:
Name:
Title:

PURCHASER:

Harmony Row Acquisition Co.

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER:

[•]

By:
Name:
Title:
Email:
Address:

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Class A Shares	Class B Shares	Company Stock Options	Company RSUs	Company PSUs